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                                                                     Exhibit 5-a

                   [Letterhead of Morgan Stanley Group Inc.]

                                April 13, 1995



Morgan Stanley Group Inc.
1251 Avenue of the Americas
New York, New York  10020

Ladies and Gentlemen:

        You have requested me, as Assistant Secretary of Morgan Stanley Group Inc. (the "Company"), to render my opinion in connection with the filing of a registration statement on Form S-3 (as it may be amended from time to time, the "Registration Statement") under the Securities Act of 1933, as amended, relating to the following securities (collectively, the "Securities") of the Company: (i) guarantees (the "Guarantees") of debt securities of Morgan Stanley Finance plc, an indirect wholly owned subsidiary of the Company ("MS plc"), (ii) shares of the Company's preferred stock, without par value (the "Preferred Stock"), to be issued from time to time in one or more series, (iii) an indeterminate number of depositary shares representing fractional interests in shares of the Preferred Stock (the "Depositary Shares" and (iv) an indeterminate number of preferred stock purchase contracts (the "Purchase Contracts").

        The Guarantees are to be issued from time to time as senior indebtedness of the Company under a senior indenture to be entered into among the Company, MS plc and Chemical Bank, as trustee, or as subordinated indebtedness of the Company under a subordinated indenture dated as of November 15, 1993 among the Company, MS plc and Chemical Bank, as trustee (collectively, the "Indentures"). Depositary Shares representing fractional interests in shares of Preferred Stock will be issued under a preferred stock deposit agreement to be entered into among the Company, The Bank of New York, as depositary, and the holders from time to time of depositary receipts issued thereunder (the "Deposit Agreement"). Purchase Contracts will be issued under a Capital Unit Agreement to be entered into among the Company, MS plc and Chemical Bank, as capital unit agent (the "Capital Unit Agreement").

        I am familiar with the Restated Certificate of Incorporation and the By-Laws, as amended to date, of the Company and have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, statutes and other instruments and documents as the basis for the opinion expressed herein.
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        Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that

        (i) the Indentures, the Deposit Agreement, the Capital Unit Agreement and the Securities have been duly authorized by the Company,

        (ii) when the Indentures have been duly executed and delivered by the Company and the Guarantees (and related debt securities of MS plc) have been issued in accordance with the provisions of the applicable Indenture and duly paid for by the purchasers thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), all required corporate action will have been taken with respect to the issuance and sale of the Guarantees and such Guarantees will have been validly issued and will constitute valid and binding obligations of the Company,

        (iii) when the shares of Preferred Stock and, if applicable, the Depositary Shares have been issued and paid for by the purchasers thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), such shares of Preferred Stock will be duly and validly issued, fully paid and nonassessable and, if applicable, such Depositary Shares will represent legal and valid interests in the corresponding shares of Preferred Stock, and

        (iv) when the Purchase Contracts have been duly issued and paid for by the purchasers thereof in the manner and on the terms described in the Registration Statement (after it is declared effective), all required corporate action will have been taken with respect to the issuance and sale of the Purchase Contracts and such Purchase Contracts will have been validly issued and will constitute valid and binding obligations of the Company.

        I am admitted to practice in the State of New York. The opinions set forth herein are limited to matters of New York law and the General Corporation Law of the state of Delaware. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me appearing under the caption "Legal Matters" in the related Prospectus.

                                        Very truly yours,

                                        /s/ Ralph L. Pellecchio

                                        Ralph L. Pellecchio
                                        Assistant Secretary